Exhibit 1.1

PLUM CREEK TIMBERLANDS, L.P.

5.875% Notes due 2015

Fully and Unconditionally Guaranteed by

PLUM CREEK TIMBER COMPANY, INC.

a Delaware corporation

PURCHASE AGREEMENT

Dated:  April 25, 2006

Table of Contents

SECTION 1.	Representations and Warranties.		2

(a)	Representations and Warranties by the Company and the Operating Partnership		2

	(i)	Compliance with Registration Requirements	2

	(ii)	Incorporated Documents	3

	(iii)	Independent Accountants	3

	(iv)	Financial Statements	3

	(v)	Disclosure Package	4

	(vi)	Operating Partnership and Company Not Ineligible Issuers	4

	(vii)	Issuer Free Writing Prospectuses	4

	(viii)	Distribution of Offering Material By the Operating Partnership and the Company	5

	(ix)	No Material Adverse Change	5

	(x)	Good Standing of the Company	5

	(xi)	Good Standing of Subsidiaries	5

	(xii)	Capitalization	6

	(xiii)	Authorization of Agreement	6

	(xiv)	Authorization of the Indenture	6

	(xv)	Authorization of the Debt Securities	6

	(xvi)	Authorization of Guarantee	7

	(xvii)	Description of Securities and Indenture	7

	(xviii)	Absence of Defaults and Conflicts	7

	(xix)	Absence of Proceedings	8

	(xx)	Accuracy of Exhibits	8

	(xxi)	Absence of Further Requirements	8

i

	(xxii)	Possession of Licenses and Permits	8

	(xxiii)	Title to Property	9

	(xxiv)	Investment Company Act	9

	(xxv)	Environmental Laws	9

	(xxvi)	REIT	10

	(xxvii)	Plan Assets	10

	(xxviii)	Regulations T, U and X	10

	(xxix)	Partnership Classification	10

	(xxx)	Controls	10

	(xxxi)	No Fiduciary Duty	10

(b)	Officer’s Certificates		11

SECTION 2.	Sale and Delivery to Underwriter; Closing.	11

(a)	Terms		11

(b)	Payment		11

(c)	Denominations; Registration		11

SECTION 3.	Covenants of the Operating Partnership and the Company	12

(a)	Compliance with Securities Regulations and Commission Requests		12

(b)	Filing of Amendments		12

(c)	Delivery of Registration Statements		12

(d)	Delivery of Prospectuses		13

(e)	Continued Compliance with Securities Laws		13

(f)	Final Term Sheet		13

(g)	Permitted Free Writing Prospectus		13

(h)	Registration Statement Renewal Deadline		14

(i)	Notice of Inability to Use Automatic Shelf Registration Statement Form		14

(j)	Filing Fees	15

(k)	Blue Sky Qualifications	15

(l)	Rule 158	15

(m)	Restriction on Sale of Securities	15

(n)	Reporting Requirements	15

(o)	DTC	15

(p)	Ratings	16

(q)	Use of Proceeds	16

(r)	Notification of Certain Events	16

SECTION 4.	Payment of Expenses.	16

(a)	Expenses	16

(b)	Termination of Agreement	17

SECTION 5.	Conditions of Underwriter’s Obligations	17

(a)	Effectiveness of Registration Statement	17

(b)	Opinion of Counsel for the Operating Partnership and the Company	17

(c)	Opinion of General Counsel	17

(d)	Opinion of Counsel for Underwriter	18

(e)	Officers’ Certificate	18

(f)	Accountant’s Comfort Letter	18

(g)	Bring-down Comfort Letter	18

(h)	Ratings	18

(i)	Additional Documents	19

(j)	Termination of Agreement	19

SECTION 6.	Indemnification.	19

(a)	Indemnification of Underwriter by the Operating Partnership and the Company	19

(b)	Indemnification of the Operating Partnership, the Company, Directors and Officers	20

(c)	Actions against Parties; Notification	20

(d)	Settlement without Consent if Failure to Reimburse	21

SECTION 7.	Contribution	21

SECTION 8.	Representations, Warranties and Agreements to Survive Delivery	22

SECTION 9.	Termination of Agreement.	23

(a)	Termination; General	23

(b)	Liabilities	23

SECTION 10.	[Intentionally Omitted].	23

SECTION 11.	Notices	23

SECTION 12.	Parties	23

SECTION 13.	GOVERNING LAW AND TIME	24

SECTION 14.	Effect of Headings	24

SCHEDULES

Schedule A – Free Writing Prospectuses	Sch A-1

Schedule B – Certain Terms of the Debt Securities	Sch B-1

EXHIBITS

Exhibit A – Counsel Opinion to be Delivered Pursuant to Section 5(b).	A-1

Exhibit B – Counsel Opinion to be Delivered Pursuant to Section 5(c)	B-1

v

PLUM CREEK TIMBERLANDS, L.P.
$225,000,000
5.875% Notes due 2015
Fully and Unconditionally Guaranteed by
PLUM CREEK TIMBER COMPANY, INC.

PURCHASE AGREEMENT

April 25, 2006

Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Operating Partnership”), and Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), confirm their respective agreements with Banc of America Securities LLC (the “Underwriter”), with respect to the sale by the Operating Partnership and the purchase by the Underwriter of $225,000,000 principal amount of the Operating Partnership’s 5.875% Notes due 2015 (the “Debt Securities”).

The Debt Securities will be fully and unconditionally guaranteed as to payment of the principal of, and premium, if any, and interest on, the Debt Securities (the “Guarantee” and, together with the Debt Securities, the “Securities”) by the Company. The Securities will be issued pursuant to an Indenture, dated as of November 14, 2005, among the Operating Partnership, the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by officer’s certificates, dated November 14, 2005 and May 2, 2006 (such Indenture as amended or supplemented is herein referred to as the “Indenture”), and the Debt Securities will constitute part of the same series of debt securities for purposes of the Indenture as the $300,000,000 5.875% Notes due 2015 issued by the Operating Partnership on November 14, 2005.

The Company and the Operating Partnership have prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”), an automatic shelf registration statement on Form S-3 Nos. 333-133515 and 333-133515-01 (which contains a prospectus (the “Basic Prospectus”)), relating to, among other things, certain securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company and the Operating Partnership. Such registration statement (as amended), at each time of effectiveness under the 1933 Act and the 1933 Act Regulations, including the information deemed to be a part thereof at such time pursuant to Rule 430B of the 1933 Act Regulations or pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), are collectively referred to herein as the “Registration Statement”; provided, however, that the term “Registration Statement” shall be deemed to include information contained in the Prospectus Supplement (as defined below) that is retroactively deemed to be a part of such registration statement (as amended) as of the time specified in Rule 430B of the 1933 Act Regulations. The Basic Prospectus and the final prospectus supplement relating to the offering of the Securities (the “Prospectus Supplement”), in the form first furnished or made available to the Underwriter by the Operating Partnership and the Company for use in connection with the offering of the Securities, are collectively referred to herein as the “Prospectus”. A “preliminary prospectus” means any preliminary prospectus supplement relating to the Securities and the offering thereof, together with the Basic Prospectus. All references to the Registration Statement, the Prospectus or any preliminary prospectus shall also be deemed to include all documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act. All references to amendments or supplements to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, the Prospectus or such preliminary prospectus, as the case may be, after the most recent effective date prior to the execution of this Agreement, in the case of the Registration Statement, or the respective issue dates, in the case of the Prospectus and any preliminary prospectus. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to be the electronically transmitted copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or any preliminary prospectus or any amendment or supplement thereto shall be deemed to include all such financial statements and schedules and other information which is incorporated therein by reference, as the case may be.

SECTION 1.           Representations and Warranties.

(a)           Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)            Compliance with Registration Requirements. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Operating Partnership or the Company or any person acting on its or their behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and (D) on the date of this Agreement (with such date being used as the determination date for purposes of this clause (D)), each of the Operating Partnership and the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 of the 1933 Act Regulations). The Registration Statement is an “automatic shelf registration statement”, as defined in

Rule 405 of the 1933 Act Regulations, that initially became effective within three years of the date hereof, and neither the Operating Partnership nor the Company has received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to use of the automatic shelf registration statement form and neither the Operating Partnership nor the Company has otherwise ceased to be eligible to use the automatic shelf registration statement form.

The Registration Statement, at each time of effectiveness under the 1933 Act and the 1933 Act Regulations (each, an “Effective Date”), did not contain, and any post-effective amendment thereto, at such date, did not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, at each Effective Date, complied, and the Prospectus, at the time it is filed with the Commission pursuant to Rule 424(b) under the 1933 Act, and as amended or supplemented, if applicable, when so filed, will comply, in all material respects with the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Prospectus, as of its date, did not include, and, as amended or supplemented, if applicable, and, as of the Closing Time, will not include, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company and the Operating Partnership in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus and to those parts of the Registration Statement that constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee. The preliminary prospectus and the Prospectus delivered or made available to the Underwriter for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)           Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package (as defined below), at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(iii)          Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Prospectus and the Disclosure Package are independent registered public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv)          Financial Statements. The financial statements included in the Registration Statement, the Prospectus and the Disclosure Package, together with the related schedules and notes, present fairly, in all material respects, the financial position of the respective entity or entities presented therein at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the respective entity or entities presented therein for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as set forth therein. The supporting schedules, if any, included in the Registration Statement, the Prospectus and the Disclosure Package present fairly, in all material respects, in accordance with GAAP the information required to be stated therein.

(v)           Disclosure Package. The term “Disclosure Package” shall mean (A) any preliminary prospectus relating to the Securities or the offering thereof delivered or made available to the Underwriter by the Operating Partnership or the Company prior to execution of this Agreement, (B) the issuer free writing prospectuses (as defined in Rule 433 of the 1933 Act Regulations) (each, an “Issuer Free Writing Prospectus”), including the Final Term Sheet (as defined herein), in each case included in Schedule A to this Agreement and (C) any other free writing prospectus that the Operating Partnership, the Company and the Underwriter agree to treat as part of the Disclosure Package. As of 2:55 p.m., Eastern Standard Time, on April 25, 2006 (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished to the Operating Partnership and the Company in writing by the Underwriter expressly for use therein.

(vi)          Operating Partnership and Company Not Ineligible Issuers. (A) At the earliest time after the filing of the Registration Statement that the Operating Partnership, the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and (B) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (B)), neither the Operating Partnership nor the Company was or is an ineligible issuer (as defined in Rule 405 of the 1933 Act Regulations) (an “Ineligible Issuer”), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that either such entity be considered an Ineligible Issuer.

(vii)         Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus, from and including its issue date through the completion of the offering of the Securities or until any earlier date that the Operating Partnership and the Company notified or notify the Underwriter as described in the next sentence, included, includes or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated therein by reference that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Operating Partnership and the Company have promptly notified or will promptly notify the Underwriter and have promptly amended or supplemented or will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Operating Partnership and the Company in writing by the Underwriter expressly for use therein.

(viii)        Distribution of Offering Material By the Operating Partnership and the Company. Neither the Operating Partnership nor the Company has distributed or will distribute, prior to the later of the Closing Time and the completion of the Underwriter’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than (A) the Registration Statement, (B) the Basic Prospectus, (C) any preliminary prospectus, (D) the Prospectus, (E) any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter pursuant to Section 3(g) or (F) any free writing prospectus that the Operating Partnership, the Company and the Underwriter agree to treat as part of the Disclosure Package.

(ix)           No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company’s common stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or the Operating Partnership with respect to its partnership interests.

(x)            Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement, the Indenture and the Guarantee. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xi)           Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (including the Operating Partnership) or of the Operating Partnership (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its formation, has corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Disclosure Package and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, all of the issued and outstanding equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company or the Operating Partnership, as applicable, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding equity interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Other than the Subsidiaries, neither the Company nor the Operating Partnership has any subsidiary that individually is, or in the aggregate with other non-Subsidiaries would be, a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X.

(xii)          Capitalization. All of the Operating Partnership’s outstanding partnership interests have been duly authorized for issuance by the Operating Partnership and are validly issued and fully paid. All of the shares of issued and outstanding capital stock of the Company have been duly authorized for issuance by the Company and are validly issued, are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiii)         Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Operating Partnership and the Company.

(xiv)        Authorization of the Indenture. The Indenture has been duly authorized by the Operating Partnership and the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The Indenture has been duly qualified under the 1939 Act.

(xv)         Authorization of the Debt Securities. The Debt Securities have been duly authorized for issuance by the Operating Partnership and, when executed and delivered by the Operating Partnership, authenticated by the Trustee pursuant to the provisions of the Indenture and delivered to and paid for by the Underwriter as provided herein, the Debt Securities will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The Debt Securities will be entitled to the benefits of the Indenture.

(xvi)        Authorization of Guarantee. The Guarantee has been duly authorized for issuance by the Company and, when executed and delivered by the Company, and when the Debt Securities are executed, authenticated and delivered pursuant to the provisions of the Indenture against payment of the purchase price therefor by the Underwriter as provided herein, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The Guarantee will be in the form contemplated by the Indenture.

(xvii)       Description of Securities and Indenture. The Securities and the Indenture conform in all material respects to all statements relating thereto included in the Registration Statement, the Prospectus and the Disclosure Package and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(xviii)      Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any of their respective subsidiaries is in violation of its charter, by-laws, certificate of limited partnership, partnership agreement, limited liability agreement or other organizational instrument or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture and the Securities by the Company and the Operating Partnership, as applicable, and the consummation of the transactions contemplated herein and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of any organizational instrument of the Company, the Operating Partnership or any of their respective subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of their respective properties or operations and that is, to the knowledge of the Company or the Operating Partnership, applicable to the Company, the Operating Partnership or any of their respective subsidiaries. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their respective subsidiaries.

(xix)         Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture and the Securities or the performance by the Company or the Operating Partnership of their respective obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or of which any of their respective properties is subject which are not described in the Registration Statement, the Prospectus and the Disclosure Package, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xx)          Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxi)         Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the authorization, execution, delivery or performance by the Company or the Operating Partnership of this Agreement or under the Indenture or the Securities, in connection with the offering and sale of the Securities hereunder or the consummation by the Company or the Operating Partnership of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations and state securities laws.

(xxii)        Possession of Licenses and Permits. The Company, the Operating Partnership and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such authorizations would not, individually or in the aggregate, result in a Material Adverse Effect. The Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect. None of the Company, the Operating Partnership or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii)       Title to Property. The Company, the Operating Partnership and their respective subsidiaries have good and marketable title to all real property (other than timberlands) owned by them and good title to all other properties (including timberlands) owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the Prospectus and the Disclosure Package or (b) such defects in title and, in the case of properties which are leased, such defects in leasehold interests, as would not reasonably be expected to materially impair the value of all such properties or materially interfere with the ordinary conduct of the business of the Company, the Operating Partnership and their respective subsidiaries as currently conducted and currently proposed to be conducted.

(xxiv)       Investment Company Act. Neither the Company nor the Operating Partnership is an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv)        Environmental Laws. Except as described in the Registration Statement, the Prospectus and the Disclosure Package and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of their respective subsidiaries and (D) to the knowledge of the Company and the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvi)       REIT. Beginning with its tax year that ended on December 31, 1999, the Company has been, and will for all taxable years thereafter continue to be, organized in conformity with the requirements for qualification as a “real estate investment trust” (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). The Company has operated its business in a manner that has allowed it and will allow it to qualify as a REIT. The Company has elected to be subject to tax as a REIT on its federal income tax return (and on any appropriate state tax return) for each year beginning with the tax year that ended on December 31, 1999 and said election has not been terminated or revoked.

(xxvii)      Plan Assets. The assets of the Operating Partnership and its subsidiaries do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereof.

(xxviii)     Regulations T, U and X. None of the transactions contemplated by this Agreement (including, without limitation, the use of the net proceeds from the sale of the Securities) will violate or result in a violation by the Operating Partnership or the Company of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(xxix)       Partnership Classification. Since their formation the Operating Partnership and each other subsidiary of the Company or the Operating Partnership that is a partnership have been properly classified as partnerships or disregarded entities and not as corporations or as associations or publicly traded partnerships subject to tax as corporations, for federal income tax purposes.

(xxx)        Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the 1934 Act Regulations) that complies with the requirements of the 1934 Act and has been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The internal control over financial reporting of the Company is effective.

(xxxi)       No Fiduciary Duty. The Company and the Operating Partnership each acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction, the Underwriter is acting solely as principal and not the agent or fiduciary of the Company or the Operating Partnership, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) or any other obligations of the Company or the Operating Partnership except the obligations expressly set forth in this Agreement and (iv) the Company and the Operating Partnership have consulted their own legal and financial advisors to the extent it deemed appropriate. The Company and the Operating Partnership each agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Operating Partnership, in connection with the offering of the Securities or the process leading thereto.

(b)           Officer’s Certificates. Any certificate signed by any officer or other representative of the Company, the Operating Partnership or any of their respective subsidiaries that is delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company, the Operating Partnership or such respective subsidiary, as applicable, to the Underwriter as to the matters covered thereby.

SECTION 2.           Sale and Delivery to Underwriter; Closing.

(a)           Terms. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Operating Partnership, at the purchase price percentage per Debt Security set forth in Schedule B, $225,000,000 aggregate principal amount of Debt Securities, and the Company agrees to execute the Guarantee in respect of the Debt Securities. The Debt Securities shall have the terms specified in Schedule B hereto, among other terms specified in the Disclosure Package.

(b)           Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York, 10019, or at such other place as shall be agreed upon by the Underwriter, the Company and the Operating Partnership, at 9:00 A.M. (Eastern time) on the fifth business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter, the Company and the Operating Partnership (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Operating Partnership by wire transfer of immediately available funds to a bank account designated by the Operating Partnership against delivery to the Underwriter of the Securities to be purchased by it.

(c)           Denominations; Registration. The Securities shall be issued in book-entry only form and shall be represented by one or more global certificates in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time. The certificates representing the Securities will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3.           Covenants of the Operating Partnership and the Company. Each of the Operating Partnership and the Company, jointly and severally, covenants with the Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests. The Company and the Operating Partnership, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Underwriter immediately, and confirm the notice in writing if requested by the Underwriter, upon the occurrence of any of the following events after the date hereof and prior to completion of the distribution of the Securities, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus or any preliminary prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Operating Partnership and the Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Operating Partnership and the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments. From the date hereof until the later of (x) the completion of the distribution of the Securities and (y) the Closing Time, the Operating Partnership and the Company will give the Underwriter notice of its intention to file or prepare a new registration statement containing the Prospectus or any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus, any preliminary prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c)           Delivery of Registration Statements. The Operating Partnership and the Company have furnished, will deliver or have made available, to the Underwriter and counsel for the Underwriter, without charge, copies of the Registration Statement as originally filed and any new registration statement containing the Prospectus and, in each case, any amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts. The copies of the Registration Statement and any new registration statement containing the Prospectus and, in each case, any amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses. The Operating Partnership and the Company have delivered to the Underwriter, without charge, as many copies of each preliminary prospectus and any amendment or supplement thereto as the Underwriter reasonably requested, and each of the Operating Partnership and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Operating Partnership and the Company will furnish or make available to the Underwriter, without charge, during the period when the Prospectus is required to be delivered (or but for the exemption afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. Each preliminary prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws. Each of the Operating Partnership and the Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when the Prospectus is required to be delivered (or but for the exemption afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter and for the Operating Partnership and the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or amend or supplement the Prospectus or the Disclosure Package in order that the Prospectus or the Disclosure Package will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered or conveyed to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus or the Disclosure Package in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Operating Partnership and the Company will promptly prepare and file with the Commission, subject to Section 3(b) and Section 3(g), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Prospectus or the Disclosure Package comply with such requirements, and the Operating Partnership and the Company will furnish or make available to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(f)            Final Term Sheet. The Operating Partnership and the Company will prepare a final term sheet, in a form approved by the Underwriter and included in Schedule A to this Agreement, and will file such term sheet pursuant to Rule 433(d) of the 1933 Act Regulations within the time required by such rule (the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(g)           Permitted Free Writing Prospectus. Each of the Operating Partnership and the Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriter, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) required to be filed by the Operating Partnership and the Company with the Commission or retained by the Operating Partnership and the Company under Rule 433 of the 1933 Act Regulations; provided that the prior written consent of the Underwriter shall be deemed to have been given in respect of each Free Writing Prospectus, if any, that is included in Schedule A to this Agreement. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus”. Each of the Operating Partnership and the Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect in timely filing with the Commission, legending and record keeping. The Underwriter agrees that, unless it obtains the prior written consent of the Operating Partnership and the Company, it will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) required to be filed with the Commission under Rule 433 of the 1933 Act Regulations; provided that the prior written consent of the Operating Partnership and the Company shall be deemed to have been given in respect of any free writing prospectus that (a) is not an “issuer free writing prospectus” (as defined in Rule 433 of the 1933 Act Regulations), and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet contemplated in Section 3(f).

(h)           Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriter, the Operating Partnership and the Company will prior to the Renewal Deadline file, if they have not already done so, a new automatic shelf registration statement that includes the Securities, in a form reasonably satisfactory to the Underwriter, or, if no longer eligible to file such an automatic registration statement, a new shelf registration statement that includes the Securities and will use their respective reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. Each of the Operating Partnership and the Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(i)            Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time when Securities remain unsold by the Underwriter the Operating Partnership or the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Operating Partnership and the Company will (i) promptly notify the Underwriter, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Underwriter, (iii) use their respective reasonable best efforts to cause such registration statement of post-effective amendment to be declared effective as promptly as practicable and (iv) promptly notify the Underwriter of such effectiveness. Each of the Operating Partnership and the Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Operating Partnership or the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(j)            Filing Fees. The Operating Partnership and the Company agree to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(k)           Blue Sky Qualifications. The Operating Partnership and the Company will use their respective reasonable best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, however, that neither the Operating Partnership nor the Company shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Operating Partnership and the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(l)            Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its respective securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(m)          Restriction on Sale of Securities. Between the date of this Agreement and the Closing Time, neither the Operating Partnership nor the Company will, without the Underwriter’s prior written consent, offer to sell, enter into any agreement to sell or sell any debt securities (other than borrowings under any revolving credit agreement).

(n)           Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered (or but for the exemption afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(o)           DTC. The Operating Partnership and the Company shall use their reasonable best efforts in cooperation with the Underwriter to permit the Securities to be eligible for clearance, settlement and trading through DTC.

(p)           Ratings. The Operating Partnership and the Company will use their reasonable best efforts to enable Standard & Poor’s Ratings Services (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings (“Fitch”) to provide their respective credit ratings of the Securities.

(q)           Use of Proceeds. The Operating Partnership agrees to use the net proceeds from the sale of the Debt Securities in the manner described under “Use of Proceeds” in the Prospectus and the Disclosure Package.

(r)            Notification of Certain Events. Prior to the Closing Time, the Operating Partnership and the Company will notify the Underwriter immediately if any event occurs that renders any of the representations and warranties of the Operating Partnership and the Company contained herein inaccurate or incomplete.

SECTION 4.           Payment of Expenses.

(a)           Expenses. The Operating Partnership and the Company will pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and any new registration statement containing the Prospectus and, in each case, any amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, (iii) the fees and disbursements of their counsel, accountants and other advisors, (iv) subject to receipt of documentation (such documentation to be sufficient for this purpose if it is of a type customarily obtained by the Underwriter), the qualification of the Securities under securities laws in accordance with the provisions of Section 3(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto not to exceed $5,000, (v) the printing and delivery to the Underwriter of copies of each preliminary prospectus, the Prospectus and each Issuer Free Writing Prospectus and, in each case, any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (vii) any fees charged by a “nationally recognized statistical rating organization” (as such term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations) for the rating of the Securities, (viii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, (ix) all expenses and fees incurred in connection with the clearance, settlement and trading of the Securities through DTC, (x) all expenses and fees incurred in connection with the application to obtain CUSIP numbers for the Securities, (xi) subject to receipt of documentation (such documentation to be sufficient for this purpose if it is of a type customarily obtained by the Underwriter), the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of Securities, (xii) their costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Operating Partnership and the

Company, travel and lodging expenses of the representatives and officers of the Operating Partnership and the Company and any such consultants and the cost of any aircraft chartered in connection with the road show.

(b)           Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9 hereof, the Operating Partnership and the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter, subject to receipt of documentation of such expenses (such documentation to be sufficient for this purpose if it is of a type customarily obtained by the Underwriter).

SECTION 5.           Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Operating Partnership and the Company contained in Section 1 hereof or in certificates of any officer or other representative of the Operating Partnership or the Company or any subsidiary thereof delivered pursuant to the provisions hereof, to the performance by the Operating Partnership and the Company of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. The Operating Partnership and the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B of the 1933 Act Regulations) in the manner and within the time period required by Rule 424(b) of the 1933 Act Regulations (or any required amendment to the Registration Statement providing the information required by such Rule 430B shall have been filed and become effective under the 1933 Act). The Final Term Sheet and any other material required to be filed by the Operating Partnership and the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433.

(b)           Opinion of Counsel for the Operating Partnership and the Company. At Closing Time, the Underwriter shall have received an opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Operating Partnership and the Company, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

(c)           Opinion of General Counsel. At Closing Time, the Underwriter shall have received an opinion, dated as of Closing Time, of James A. Kraft, Esq., Senior Vice President, General Counsel and Secretary of the Company, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request.

(d)           Opinion of Counsel for Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin LLP, counsel for the Underwriter, with respect to agreed upon matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Operating Partnership, Company and their respective subsidiaries and certificates of public officials.

(e)           Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Effect, and the Underwriter shall have received a certificate of the President or a Vice President and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as sole member of the general partner of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Operating Partnership and the Company have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(f)            Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus and the Disclosure Package.

(g)           Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h)           Ratings. At the Closing Time, the Securities shall be rated at least “Baa3” by Moody’s, “BBB-” by S&P and “BBB-” by Fitch, and the Operating Partnership and the Company shall have delivered to the Underwriter evidence reasonably satisfactory to the Underwriter confirming that the Securities have such ratings; and since the execution of the Agreement, there shall not have occurred a downgrading in, or withdrawal of, any rating assigned to the Securities or any other securities of the Operating Partnership or the Company by any nationally recognized statistical rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review any rating of the Securities or any other securities of the Operating Partnership or the Company other than with positive implications.

(i)            Additional Documents. At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership and the Company at or prior to the Closing Time in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(j)            Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Operating Partnership and the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

SECTION 6.           Indemnification.

(a)           Indemnification of Underwriter by the Operating Partnership and the Company. Each of the Operating Partnership and the Company, jointly and severally, agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever (which, in the case of legal expenses, must be reasonable), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based, in each case, upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Operating Partnership and the Company; and

(iii)          against any and all expense whatsoever, as incurred (including, subject to Section 6(c), the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership and the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification of the Operating Partnership, the Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Operating Partnership, the Company, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership and the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, such Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(c)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If it so elects within a reasonable time after receipt of such notice, upon providing notice thereof to the indemnified party, an indemnifying party shall be entitled to participate in such action and, to the extent that it shall wish, jointly with any other indemnifying parties receiving the notice required under the first sentence hereof, assume the defense of such action with counsel chosen by it (provided that such counsel is approved, in their reasonable discretion, by the indemnified parties who are defendants in such action) unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. In the absence of such an election by an indemnifying party within a reasonable period of time after receipt of such notice to assume the defense of such an action or, in the event of a failure to assume the defense of such action within a reasonable period of time, in the case of parties indemnified pursuant to Sections 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse. Subject to Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.           Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership and the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership and the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Operating Partnership and the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Operating Partnership and the total underwriting discount received by the Underwriter, in each case as set forth in the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Operating Partnership and the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Operating Partnership, the Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership or the Company, as the case may be.

SECTION 8.           Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers or other representatives of the Operating Partnership or the Company or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Operating Partnership or the Company, and shall survive delivery of the Securities to the Underwriter.

SECTION 9.           Termination of Agreement.

(a)           Termination; General. The Underwriter may terminate this Agreement, by notice to the Operating Partnership and the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Operating Partnership or the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or the Pacific Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either U.S. Federal or New York authorities.

(b)           Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

SECTION 10.         [Intentionally Omitted].

SECTION 11.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Banc of America Securities LLC, 40 West 57th Street, 27th Floor, New York, New York 10019, attention of High Grade Debt Capital Markets Transaction Management, with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, attention of Edward F. Petrosky and Samir A. Gandhi; notices to the Operating Partnership and the Company shall be directed to it at 999 Third Avenue, Suite 2300, Seattle, Washington 98104, attention of James A. Kraft, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, 34th Floor, Los Angeles, California 90071, attention of Gregg A. Noel.

SECTION 12.         Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Operating Partnership and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Operating Partnership and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Operating Partnership and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.         GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.         Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership and the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Operating Partnership and the Company in accordance with its terms.

Very truly yours,

PLUM CREEK TIMBERLANDS, L.P.

By:	Plum Creek Timber I L.L.C.,
its General Partner

By:	Plum Creek Timber Company, Inc.,
its Sole Member

By:	/s/ William R. Brown
	Name:	William R. Brown
	Title:	Executive Vice President and
Chief Financial Officer

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ William R. Brown
	Name:	William R. Brown
	Title:	Executive Vice President and
Chief Financial Officer

CONFIRMED AND ACCEPTED,

as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang
	Name:	Lily Chang
	Title:	Principal

SCHEDULE A

ISSUER FREE WRITING PROSPECTUSES

A-1

FINAL TERM SHEET

Issuer:	Plum Creek Timberlands, L.P.
Guarantor:	Plum Creek Timber Company, Inc.
Size:	$225,000,000
Security Type:	Senior Unsecured Notes
Coupon:	5.875%
Maturity:	November 15, 2015
CUSIP:	72925PAB1
Price to Public:	$966.86 (plus accrued interest from November 14, 2005)
Proceeds, before expenses, to Issuer:	$216,081,000 (plus accrued interest from November 14, 2005)
Total Accrued Interest:	$6,168,750
Yield:	6.343%
Spread to Treasury:	+127 bps
Benchmark Treasury:	4.500% due 2/15/2016
Treasury Spot:	5.073 (% yield)
Coupon Dates:	May 15 and November 15
Next Coupon:	May 15, 2006
Settlement:	T+5 (May 2, 2006)
Optional Redemption:	M/W + 25 bps
Sole Underwriter:	Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s Web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you may e-mail a request to dg.prospectus_distribution@bofasecurities.com.

A-2

SCHEDULE B

CERTAIN TERMS OF THE DEBT SECURITIES

1.                                       Interest Rate –5.875% per annum

2.                                       Interest Payment Dates –May 15 and November 15, commencing May 15, 2006

3.                                       Stated Maturity Date –November 15, 2015

4.                                       Redemption Terms – The Debt Securities are redeemable at the option of the Operating Partnership at any time prior to maturity in an amount equal to the principal thereof and Make-Whole Amount (as defined in the Indenture), if any, and interest thereon.

5.                                       Initial Public Offering Price – $966.86 per $1,000 principal amount of the Debt Securities plus unpaid interest accrued from November 14, 2005.

6.                                       Purchase Price – $960.36 per $1,000 principal amount of the Debt Securities plus unpaid interest accrued from November 14, 2005.

B-1